SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                 _______________________________
                            Form S-8
                     REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933
                      ____________________

                    THE DOW CHEMICAL COMPANY
                    (a Delaware corporation)
              Executive Offices -- 2030 Dow Center
                     Midland, Michigan 48674
(Name, state of incorporation and address of principal executive office of registrant)

          I.R.S. Employer Identification No. 38-1285128
                      ____________________

         1997-98 PETRODOW EMPLOYEES' STOCK PURCHASE PLAN
                    (Full title of the plan)
                    _________________________

                          JOHN SCRIVEN
          Vice President, General Counsel and Secretary
                    THE DOW CHEMICAL COMPANY
                         2030 Dow Center
                     Midland, Michigan 48674

             (Name and address of agent for service)

                   Telephone:  (517) 636-1000
                      ____________________

                 CALCULATION OF REGISTRATION FEE

                                   Proposed    Proposed
        Title                       maximum    maximum
    of securities      Amount to   offering   aggregate  Amount of
   to be registered       be         price     offering  registrati
                       registered   per unit     price      on fee

  Common Stock, par
value $2.50 per share,   2,000      $69.00     $138,000   $100.00
 of The Dow Chemical    shares
       Company

                             PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents heretofore filed by The Dow Chemical
Company ("Dow") with the Securities and Exchange Commission (the
"Commission") are incorporated herein by this reference:

   (a) Dow's Annual Report on Form 10-K for the year ended December 31, 1996 (The consolidated financial statements and the financial statement schedule included in such Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and have been so incorporated in this Registration Statement in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.);

   (b) Dow's Quarterly Report on Form 10-Q for the quarter ended
March 31, 1997; and

   (c) The description of Dow's Common Stock, par value $2.50 per share, contained in a registration statement filed pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Act") and any amendments or reports filed for the purpose of updating that description.

   All documents subsequently filed by Dow pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Under Article VI of its Restated Certificate of Incorporation, as amended, Dow may indemnify its Directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow's Bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of Dow or is or was serving in such capacity with respect to another corporation or other enterprise at the request of Dow. Under Section VI of the Bylaws of Dow, Dow is required to indemnify its Directors, officers and employees to the full extent permitted by Delaware law whenever such a person is a defendant in any legal proceeding. Section VI also gives the Company discretion to indemnify Directors, officers, employees and agents in other legal proceedings to which they are made a party. Any indemnification of a Director, officer, employee or agent of the Company must be approved by the Board of Directors. Dow maintains a Directors' and officers' liability insurance policy that indemnifies Dow's Directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 8.  EXHIBITS.

    Exhibit No.     Description of Exhibit

       4(a)         Restated Certificate of Incorporation of
                    The Dow Chemical Company, filed as
                    Exhibit 3(a) to Dow's Annual Report on
                    Form 10-K for the year ended December 31, 1992, incorporated herein by this reference.

       4(b) Bylaws of The Dow Chemical Company, filed as Exhibit 3(ii) to Dow's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by this reference.

        23          Independent Auditors' Consent.

        24          Power of Attorney.


Item 9.  UNDERTAKINGS.


(a)  The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on May 16, 1997.


                              THE DOW CHEMICAL COMPANY
                                           (Registrant)



                              By:  /s/JOHN SCRIVEN
                                 John Scriven
                                 Vice President, General Counsel
                                 and Secretary



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   A. A. ALLEMANG*     Director and Vice President
   A. A. Allemang

    J. K. BARTON*      Director
    J. K. Barton

   D. T. BUZZELLI*     Director
   D. T. Buzzelli

   A. J. CARBONE*      Director and Executive
    A. J. Carbone      Vice President

    F. P. CORSON*      Director and Vice President
    F. P. Corson

   J. C. DANFORTH*     Director
   J. C. Danforth


    W. D. DAVIS*       Director
     W. D. Davis

     M. L. DOW*        Director
      M. L. Dow

    J. L. DOWNEY*      Director
    J. L. Downey

    E. C. FALLA*       Director and Senior
     E. C. Falla       Vice President

   B. H. FRANKLIN*     Director
   B. H. Franklin

   A. D. GILMOUR*      Director
    A. D. Gilmour

    G. M. LYNCH*       Vice President and Controller
     G. M. Lynch

    M. D. PARKER*      Director and Vice President
    M. D. Parker

    F. P. POPOFF*      Director and Chairman of the
    F. P. Popoff       Board

   J. P. REINHARD*     Director, Executive Vice
   J. P. Reinhard      President and
                       Chief Financial Officer

   H. T. SHAPIRO*      Director
    H. T. Shapiro

 W. S. STAVROPOULOS*   Director, President and
 W. S. Stavropoulos    Chief Executive Officer

    P. G. STERN*       Director
     P. G. Stern


*By:  /s/JOHN SCRIVEN
   John Scriven
   Attorney-in-fact


Dated:  May 16, 1997

                          EXHIBIT INDEX


Exhibit No.  Description of Exhibit               Page Number

4(a)         Restated Certificate of
             Incorporation of The Dow Chemical
             Company, filed as Exhibit 3(a) to
             Dow's Annual Report on Form 10-K
             for the year ended December 31,
             1992, incorporated herein by this
             reference.

4(b)         Bylaws of The Dow Chemical
             Company, filed as Exhibit 3(ii) to
             Dow's Annual Report on Form 10-K
             for the year ended December 31,
             1996, incorporated herein by this
             reference.

23           Independent Auditors' Consent .           9

24           Power of Attorney.                      10-12